                                                                       Exhibit 1



                          AGREEMENT AND PLAN OF MERGER


                  BY AND AMONG CENTURY BUSINESS SERVICES, INC.,
       THE CONTINUOUS LEARNING GROUP, INC. ("CLG"), CLG ACQUISITION CORP.,
         ENVISION DEVELOPMENT GROUP, INC. ("EDG"), EDG ACQUISITION CORP.
                       AND THE SHAREHOLDERS OF CLG AND EDG

                                TABLE OF CONTENTS
                                -----------------
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ARTICLE 1           MERGERS................................................................................       1

         1.1        The Mergers............................................................................       1
         1.2        Effect of the Mergers..................................................................       1
         1.3        Articles of Incorporation and Regulations; Names.......................................       2
         1.4        Directors..............................................................................       2
         1.5        Officers    ...........................................................................       2
         1.6        Merger Consideration; Conversion of Securities.........................................       2
         1.7        Closing Date Net Worth.................................................................       3

ARTICLE 2           CONSUMMATION OF MERGERS................................................................       5

ARTICLE 3           REPRESENTATIONS AND WARRANTIES OF
                    CLG, EDG AND THE SHAREHOLDERS.................................................................5

         3.1        Representations and Warranties of the Shareholders.....................................       5
                    3.1.1       Authority..................................................................       5
                    3.1.2       Title to the Shares........................................................       5
                    3.1.3       No Brokers.................................................................       6
                    3.1.4       Affiliated Transactions....................................................       6

         3.2        Representations and Warranties
                    of CLG, EDG and the Shareholders.......................................................       6
                    3.2.1       Organization and Qualification.............................................       6
                    3.2.2       Authority..................................................................       6
                    3.2.3       Capitalization.............................................................       7
                    3.2.4       Financial Statements.......................................................       7
                    3.2.5       Absence of Certain Changes or Events ......................................       7
                    3.2.6       Net Worth..................................................................       9
                    3.2.7       Subsidiaries ..............................................................       8
                    3.2.8       Organizational Documents and Corporate
                                  Records..................................................................       8
                    3.2.9       Consents ..................................................................       8
                    3.2.10      No Breach .................................................................       8
                    3.2.11      Accounts Receivable .......................................................       9
                    3.2.12      Other Tangible Property ...................................................       9
                    3.2.13      Leasehold Interests .......................................................       9
                    3.2.14      Real Property .............................................................      10
                    3.2.15      Assets ....................................................................      10
                    3.2.16      Intellectual Property .....................................................      10
                    3.2.17      Tax Matters ...............................................................      10
                    3.2.18      Compliance with Laws.......................................................      11
                    3.2.19      Permits ...................................................................      11
                    3.2.20      Contracts and Agreements...................................................      11

                                      -i-

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                    3.2.21      Customers, Suppliers and Sales
                                  Representatives..........................................................      13
                    3.2.22      Outstanding Commitments....................................................      13
                    3.2.23      Labor Matters; Employees...................................................      13
                    3.2.24      Employee Benefits..........................................................      14
                    3.2.25      Employee Compensation......................................................      16
                    3.2.26      Insurance..................................................................      16
                    3.2.27      Absence of Undisclosed Liabilities.........................................      16
                    3.2.28      Actions and Proceedings....................................................      16
                    3.2.29      Bank Accounts, Guarantees and Powers ......................................      17
                    3.2.30      Environmental and Safety Matters...........................................      17
                    3.2.31      Absence of Changes ........................................................      17
                    3.2.32      Disclosure.................................................................      18

ARTICLE 4           REPRESENTATIONS AND WARRANTIES OF CENTURY..............................................      18

         4.1        Organization...........................................................................      18
         4.2        Authority .............................................................................      18
         4.3        The Century Stock .....................................................................      19
         4.4        No Breach .............................................................................      19
         4.5        Documents Delivered ...................................................................      19

ARTICLE 5           CONDITIONS PRECEDENT TO CLOSING........................................................      19

         5.1        Century's Conditions Precedent to Closing..............................................      19
                    5.1.1       Representations and Warranties.............................................      19
                    5.1.2       Covenants..................................................................      19
                    5.1.3       Satisfactory Performance...................................................      19
                    5.1.4       Continuation of Business ..................................................      20
                    5.1.5       Legal Actions .............................................................      20
                    5.1.6       Employment Agreements .....................................................      20
                    5.1.7       Legal Limitations on Closing ..............................................      20
                    5.1.8       Deliveries by Shareholders.................................................      20
                    5.1.9       Deliveries by CLG and EDG..................................................      20
                    5.1.10      Concurrent Closing of MDI..................................................      21
                    5.1.11      Waiver.....................................................................      21

         5.2        CLG's, EDG's and Shareholders' Conditions Precedent to Closing                               21
                    5.2.1       Representations and Warranties.............................................      21
                    5.2.2       Covenants .................................................................      21
                    5.2.3       Employment Agreements .....................................................      21
                    5.2.4       Legal Limitations on Closing...............................................      21
                    5.2.5       Legal Actions..............................................................      21
                    5.2.6       Satisfactory Performance...................................................      21
                    5.2.7       Waiver.....................................................................      22


                                      -ii-


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ARTICLE 6           CENTURY STOCK, REGISTRATION RIGHTS AND LOCK-UP.........................................      22

         6.1        Century Stock Not Registered...........................................................      22
         6.2        Legend      ...........................................................................      22
         6.3        Removal of Legend......................................................................      23
         6.4        Examination and Investment Representation..............................................      23
         6.5        Registration Rights....................................................................      23
                    6.5.1       Required Registration......................................................      23
                    6.5.2       Transfer of Registration Rights............................................      23
                    6.5.3       Timing of Registration.....................................................      24
                    6.5.4       Registration Procedures....................................................      24
                    6.5.5       Delay and Suspension.......................................................      25
                    6.5.6       Expenses...................................................................      26
                    6.5.7       Further Information........................................................      26
                    6.5.8       Definition.................................................................      26
                    6.5.9       Indemnity..................................................................      27
                    6.5.10      Documents..................................................................      27
         6.6        Lock-Up................................................................................      27

ARTICLE 7           OTHER COVENANTS........................................................................      27

         7.1        Announcements..........................................................................      27
         7.2        Conduct of Business....................................................................      28
         7.3        Cooperation............................................................................      29
         7.4        Tax Matters............................................................................      29
         7.5        Access to Information..................................................................      29
         7.6        Confidentiality........................................................................      29
         7.7        Noninterference........................................................................      30
         7.8        Securities-Trading.....................................................................      31
         7.9        Buy-Sell Agreement.....................................................................      31
         7.10       Termination of Employment Agreement....................................................      31

ARTICLE 8           CERTAIN DELIVERIES AND TERMINATION.....................................................      31

         8.1        Delivery of Century Stock .............................................................      31
         8.2        Termination............................................................................      31
                    8.2.4       Breach by CLG, EDG or Shareholders.........................................      32
                    8.2.5       Breach by Century..........................................................      32
         8.3        Effect of Termination..................................................................      32

ARTICLE 9           SURVIVAL, INDEMNIFICATION AND
                    LIMITATION OF LIABILITY................................................................      32

         9.1        Survival...............................................................................      32
         9.2        Nature of Indemnity; Losses............................................................      33
         9.3        Limit of Liability.....................................................................      33
         9.4        Conditions of Indemnification..........................................................      33
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                                    -iii-
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                    9.4.1       Notice.....................................................................      33
                    9.4.2       Failure to Assume Defense..................................................      33
                    9.4.3       Cooperation................................................................      34

ARTICLE 10          MISCELLANEOUS PROVISIONS...............................................................      34
         10.1       Amendment and Modification.............................................................      34
         10.2       Waiver of Compliance...................................................................      34
         10.3       Expenses...............................................................................      34
         10.4       Notices     ...........................................................................      34
         10.5       Assignment.............................................................................      35
         10.6       Third Parties..........................................................................      36
         10.7       Governing Law..........................................................................      36
         10.8       Severability...........................................................................      36
         10.9       Counterparts...........................................................................      36
         10.10      Headings...............................................................................      36
         10.11      Disclosures............................................................................      37
         10.12      Knowledge..............................................................................      37
         10.13      Entire Agreement.......................................................................      32

                                TABLE OF EXHIBITS
                                -----------------


 Shareholder List/Purchase Price Allocation                       Exhibit A

 Earn-out Formula                                                 Exhibit B

 Form of Employment Agreements                                    Exhibit C

 Form of Lock-Up Agreement                                        Exhibit D



                                LIST OF SCHEDULES
                                -----------------

                                    [TO COME]

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


                  This Agreement and Plan of Merger (the "Agreement") is made and entered into as of this 31st day of March, 1998, by and among Century Business Services, Inc., a Delaware corporation ("Century"), CLG Acquisition Corp., an Ohio corporation ("Merger Sub A"), The Continuous Learning Group, Inc., a Delaware corporation ("CLG"), EDG Acquisition Corp., an Ohio corporation ("Merger Sub B"), Envision Development Group, Inc., a Delaware corporation ("EDG") and all of the shareholders of CLG and EDG as set forth on Exhibit A hereto (collectively, the "Shareholders").


                                    RECITALS
                                    --------

                  1. The Shareholders own all of the outstanding capital stock of CLG and EDG (collectively, the "Shares").

                  2. The Shareholders desire to sell to Century and Century desires to purchase the Shares from the Shareholders on the terms set forth in this Agreement.

                  3. In order to consummate the transactions contemplated herein, Merger Sub A and Merger Sub B have been formed and (i) CLG will be merged with and into Merger Sub A (with the Merger Sub A as the surviving corporation) and (ii) EDG will be merged with and into Merger Sub B (with Merger Sub B as the surviving corporation), all as specified in this Agreement.

                  4. These transactions shall constitute a plan of reorganization within the meaning of Section 368(a)(1)(A) by application of
Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended.


                                    ARTICLE 1
                                     MERGER
                                     ------

                  1.1 THE MERGERS. Subject to the terms and conditions of this Agreement and in accordance with the Ohio General Corporation Law (the "OGCL") and the Delaware General Corporation Law ("DGCL"), at the Effective Time (as defined in Article 2 hereof) (i) CLG will be merged with and into Merger Sub A and (ii) EDG will be merged with and into Merger Sub B (collectively, the "Mergers"), and the separate existence of CLG and EDG will cease and Merger Sub A and Merger Sub B will continue as the surviving corporations (individually, "Surviving Corporation A" and "Surviving Corporation B", and collectively, the "Surviving Corporations").

                  1.2 EFFECT OF THE MERGERS. The Mergers will have the effect set forth in Section 1701.82 of the OGCL and Section 252 of the DGCL.

                  1.3 ARTICLES OF INCORPORATION AND REGULATIONS; NAMES. At the Effective Time, the Articles of Incorporation and the Regulations of each of Merger Sub A and Merger Sub B prior to the Effective Time, including all amendments thereto made prior to the Effective Time, will be the Articles of Incorporation and Regulations of the respective Surviving Corporation. At the Effective Time, the name of Surviving Corporation A will be changed to "The Continuous Learning Group, Inc." and the name of Surviving Corporation B will be changed to "Envision Development Group, Inc."

                  1.4 DIRECTORS. Each person serving as a director of CLG or EDG prior to the Effective Time will tender a letter of resignation effective as of the Effective Time. Keith W. Reeves will become the initial director of the Surviving Corporations, to hold office in accordance with the Articles of Incorporation until his respective successor is duly elected or appointed and qualified or until his earlier death, resignation or removal.

                  1.5 OFFICERS. Each person serving as an officer of CLG or EDG prior to the Effective Time will become the initial officers of their respective Surviving Corporation, each to hold office in accordance with the Articles of Incorporation until his or her respective successor is duly elected or appointed and qualified or until their earlier death, resignation or removal.

                  1.6 MERGER CONSIDERATION; CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Mergers and without any action on the part of the parties or the holders of any of the respective securities:

                           1.6.1 The Shares will be converted into the right to
                  receive on the Closing Date (as hereinafter defined), a combination of cash and Century common stock, par value $.01 per share ("Century Stock"). The merger consideration ("Merger Consideration") will consist of Ten Million Three Hundred Ninety Thousand Five Hundred and Twenty-Nine Dollars and Eleven Cents ($10,390,539.11) in cash via wire transfer of immediately available funds to an account designated prior to Closing and 916,805 shares of Century Stock (the "Closing Date Payment"). In addition, the Shareholders will have the opportunity to receive a combination of cash and Century Stock based upon the earn-out formula set forth on Exhibit B and made a part hereof (the "Earn-out Payment"). The Century Stock that constitutes the Closing Date Payment shall be paid in accordance with Section 8.1 hereof. The number of shares of Century Stock issuable to the Shareholders was determined based upon the closing price of Century Stock on the NASDAQ System on February 12, 1998. The Closing Date Payment will be delivered to the Shareholders in the respective amounts set forth opposite each Shareholder's name on Exhibit A.

                           1.6.2 The Shares will be canceled immediately
                  following the payment of the Closing Date Payment. Each common share of CLG and EDG held in the treasury of CLG or EDG will automatically be canceled and retired without any conversion thereof.

                           1.6.3 The Earn-out Payment shall be determined and
                  shall be payable in accordance with the provisions of Exhibit B hereto. It is understood and agreed that there shall be one Earn-out Payment payable with respect to the transactions contemplated by this Agreement and the transactions contemplated by that certain

                  Agreement and Plan and Merger dated of even date herewith with respect to Multi-Dimensional International Consultants, Ltd. ("MDI").

 .                 1.7      CLOSING DATE NET WORTH

                           1.7.1 The cash portion of the Closing Date Payment
                  payable to the Shareholders hereunder shall be reduced on a dollar-for-dollar basis in the event that the aggregate Estimated Closing Date Net Worth (as hereinafter defined) of CLG and EDG is less than $333,333.

                           1.7.2 At Closing, CLG and EDG will deliver to Century
                  an estimate of the components of its aggregate net worth as of the Closing, determined on an accrual basis including provision for all income taxes, (current and deferred) in accordance with generally accepted accounting principles consistently applied ("GAAP") (the "Estimated Closing Date Net Worth"). To the extent that the Estimated Closing Date Net Worth is less than $333,333 (plus any earnings since February 1, 1998 as specified in Section 3.2.6 hereof), such difference (the "Estimated Closing Date Net Worth Deficiency") shall be deducted from cash portion of the Closing Date Payment.

                           1.7.2A Century, at its option may have an audit
                  performed with respect to CLG and EDG with respect to 1997.

                           1.7.3 As promptly as practicable (but in no event
                  later than 60 business days after the Closing Date), the Shareholders shall deliver to Century (i) a balance sheet of CLG and EDG dated as of the close of business on the Closing (the "Closing Date Balance Sheet") prepared on an accrual basis (including provision for all income taxes (current and deferred) in accordance with GAAP and (ii) an accompanying closing statement (the "Closing Statement") reasonably detailing the Shareholders' determination of CLG's and EDG's net worth as of the Closing (the "Closing Date Net Worth"). Century must, within ten (10) business days after Century's receipt of the Closing Date Balance Sheet and Closing Statement, give written notice (the "Notice") to the Shareholders specifying in reasonable detail Century's objections, if any, with respect thereto or the Shareholders' determination of the Closing Date Balance Sheet and the Closing Date Net Worth shall be final, binding and conclusive on the parties. With respect to any disputed amounts, the parties shall meet in person and negotiate in good faith during the ten (10) business day period (the "Resolution Period") after the date of the Shareholders' receipt of the Notice to resolve any such disputes. If the parties are unable to resolve all such disputes within the Resolution Period, then within five (5) business days after the expiration of the Resolution Period, all disputes shall be submitted to a mutually agreed upon independent accountant (the "Independent Accountant"), who shall be engaged to provide a final and conclusive resolution of all unresolved disputes within fifteen (15) business days after such engagement. The determination of the Independent Accountant shall be final, binding and conclusive on the parties hereto, and the fees and expenses of the Independent Accountant shall be borne by the party that the Independent Accountant determines is the non-prevailing party.

                           1.7.4 To the extent the Closing Date Net Worth is
                  less than the Estimated Closing Date Net Worth, the Shareholders shall pay such deficiency (together with interest at the rate of nine percent (9%) from the Closing Date) to Century within five (5) business days after its final determination pursuant to this Section 1.7. To the extent that the Closing Date Net Worth is greater than $333,333 (plus any earnings since February 1, 1998 as specified in Section 3.2.6 hereof), Century shall pay such excess (together with interest at the rate of nine (9%) from the Closing Date) to the Shareholders within five (5) business days after its final determination pursuant to this Section 1.7.


                                    ARTICLE 2
                             CONSUMMATION OF MERGER
                             ----------------------

                  The Closing ("Closing") will take place on the Closing Date at the offices of Squire, Sanders & Dempsey L.L.P., 4900 Key Tower, 127 Public Square, Cleveland, Ohio 44114 (or such other place as the parties may agree) at 9:00 a.m. on March 31, 1998, or at or on such other time, date and place as shall be mutually agreed to by Century and the Shareholders. (The date and time of the Closing are hereinafter referred to as the "Closing Date"). At the time of the Closing, the parties will cause the Mergers to be consummated by filing Certificates of Merger with the Secretaries of the States of Ohio and Delaware, in such form as required by and executed in accordance with the OGCL and DGCL. The date and time of such filing will be the Effective Time.


                                    ARTICLE 3
                        REPRESENTATIONS AND WARRANTIES OF
                          CLG, EDG AND THE SHAREHOLDERS
                          -----------------------------

                  3.1 REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each of the Shareholders represents and warrants to Century that:

                           3.1.1 AUTHORITY. The Shareholder has the right,
                  power, authority and legal capacity to enter into and perform such Shareholder's obligations under this Agreement and to consummate the transactions contemplated hereby to be performed by such Shareholder without any breach of any agreement by which such Shareholder is bound. This Agreement has been, and each other document ancillary to this Agreement to which Shareholder is a party, will be at the Closing, duly executed and delivered by such Shareholder and constitute, or will when delivered, constitute, the legal, valid and binding obligations of such Shareholders, enforceable against such Shareholder, in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws and equitable principles relating to or limiting creditors' rights generally.

                           3.1.2 TITLE TO THE SHARES. Each of the Shareholders
                  owns, of record and beneficially, all of the Shares set forth opposite his or her name on Exhibit A hereto, free and clear of all liens, encumbrances, taxes, security interests, options, warrants and, except for that certain Buy-Sell Agreement among the Shareholders dated February __, 1997 (the "Buy-Sell Agreement"), and as provided in Article 15 of By-

                  Laws of each of CLG and EDG, which will be terminated prior to Closing, restrictions on transfer of whatsoever nature or kind.

                           3.1.3 NO BROKERS. Except for payments to be made by
                  Shareholders to CFOs, Inc., the Shareholder has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby for which any of the Shareholders, CLG, EDG or Century may be responsible.

                           3.1.4 AFFILIATED TRANSACTIONS. Except as specifically
                  set forth (including dollar amounts) on Schedule 3.1.4 as of the date hereof, neither the Shareholder nor any Affiliate of the Shareholder (as defined below) is indebted to, or is a creditor of, or a guarantor of any obligation of, or a party to any contract, agreement, license, option, commitment or other arrangement, written or oral, express or implied with CLG or EDG. For purposes of this Section, an "Affiliate of the Shareholder" means any employee, officer or director of the Shareholder, any spouse or family member (including in-laws) of the Shareholder, or any corporation, partnership or other entity in which the Shareholder (or spouse or family member) has an equity or ownership interest exceeding twenty percent (in the aggregate).

                  3.2 REPRESENTATIONS AND WARRANTIES OF CLG, EDG AND THE SHAREHOLDERS. Shareholders, and Shareholders jointly with CLG and EDG, hereby represent and warrant to Century that, except as described in the disclosure schedules attached hereto and made a part hereof (the "Schedules"):

                           3.2.1 ORGANIZATION AND QUALIFICATION. CLG is a
                  corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own, lease and operate its properties and to carry on is business as now being and as heretofore conducted. EDG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own, lease and operate its properties and to carry on is business as now being and as heretofore conducted. Each of CLG and EDG is duly qualified and in good standing in each jurisdiction in which the nature of its business or ownership or leasing of its properties makes such qualifications necessary, as set forth on Schedule 3.2.1 hereto.

                           3.2.2 AUTHORITY. The execution, delivery and
                  performance by each of CLG and EDG of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action by CLG and EDG. This Agreement has been, and each other document ancillary to this Agreement to which either of CLG or EDG is a party will be at the Closing, duly executed and delivered by CLG and EDG and constitutes, or will when delivered, constitute, the legal, valid and binding obligation of CLG and EDG enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws and equitable principles relating to or limiting creditors' rights generally. This Agreement and the other transactions contemplated hereby have been approved and adopted by the Board of Directors of CLG and EDG.

                           3.2.3 CAPITALIZATION. The authorized capital stock of
                  CLG and EDG consists of 10,000 shares of common stock with a par value of $10.00 per share, par value, and 10,000 of common stock, par value $1.00 per share, respectively, of which the Shares constitute all of the outstanding capital stock of CLG and EDG. The Shares have been duly authorized and are validly issued, fully paid and nonassessable, and there are no outstanding rights, subscriptions, warrants, calls, options or other agreements or commitments of any kind or character to purchase or otherwise to acquire from CLG or EDG any of its unissued shares of capital stock or any other security of CLG or EDG.

                           3.2.4 FINANCIAL STATEMENTS. Attached hereto as
                  Schedule 3.2.4 are true and correct copies, with respect to each of CLG and EDG, of (a) an internally prepared balance sheet statement and related statement of income for the 12-month period ended December 31, 1997, (b) the estimate of CLG's and EDG's net worth required pursuant to Section 1.7.2 hereof, (c) the balance sheet statements and income statements for each of the fiscal years ended 1994, 1995 and 1996, and
                  (d) the 1998 pro forma financial information and projections provided to Century by CLG and EDG pursuant to that certain Letter Agreement dated March 12, 1998. Each of (a), (b) (c) and (d) (collectively, the "Financial Statements"), are true and correct, are in accordance with the internal books and records of CLG and EDG, fairly present the financial condition and results of operations of CLG and EDG as of and at the respective dates and for the respective periods covered thereby and were prepared in conformity with generally accepted accounting principles ("GAAP") (other than the requirements with respect to footnote disclosure) consistently applied over the periods referenced and from period to period. CLG, EDG and the Shareholders further represent and warrant that the actual consolidated gross revenue and earnings before income taxes (after a mutually agreed upon one-time, non-recurring adjustment of $559,000) of CLG and EDG for the fiscal year ended December 31, 1997, determined on an accrual basis in accordance with GAAP were at least $13,740,357 and $5,135,690, respectively.

                           3.2.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since
                  January 1, 1998 each of CLG and EDG (i) has operated its business in the usual and ordinary course consistent with past practice, has not sold or otherwise disposed of any assets (other than the sale of services or collection of receivables in the ordinary course of its business); (ii) except as described on Schedule 3.2.5, has not declared or paid any dividends, or made any other distributions on its capital stock or repurchased or agreed to repurchase any of its capital stock; (iii) there has been no adverse change in the business, results of operations, assets, liabilities, financial condition or overall prospects of CLG and EDG; and
                  (iv) has not incurred any damage, destruction or loss (whether or not covered by insurance) to its owned or leased property or Assets (as defined in Section 3.2.15 hereof).

                           3.2.6 NET WORTH AND EARNINGS. Shareholders represent
                  and warrant that the consolidated tangible net worth of CLG and EDG, determined on an accrual basis, including provision for all income taxes (current and deferred) in accordance with GAAP (i) as of January 31, 1998 was at least $333,333 and (ii) on the Closing

                  Date will be at least $333,333 (plus any earnings since February 1, 1998 as specified below); subject, however, to the provisions of Section 1.7.1 hereof. It is understood that the Shareholders will be entitled to retain any amounts in excess of the Closing Date Net Worth specified in (ii) above (other than as a result of earnings since February 1, 1998 as specified below). Furthermore, the consolidated Closing Date Balance Sheet of CLG and EDG shall include a note payable to the Shareholders on or about June 30, 1998 in the aggregate amount of $1,239,114 (the "Shareholder Note"). It is further understood and agreed that all earnings of CLG and EDG from and after February 1, 1998 shall be retained by CLG and EDG for the benefit of Century (less any tax liability of the Shareholders with respect to such earnings).

                           3.2.7 SUBSIDIARIES. CLG and EDG have no subsidiaries.

                           3.2.8 ORGANIZATIONAL DOCUMENTS AND CORPORATE RECORDS.
                  The copies of the Articles of Incorporation and Regulations of CLG and EDG heretofore delivered to Century are correct and complete. The stock transfer, minute books and corporate records of CLG and EDG, all of which have been made available to Century, are correct and complete and constitute the only written records and minutes of the meetings, proceedings, and other actions of the shareholders and the Board of Directors (including any committees thereof) of CLG and EDG from the date of its organization to the date hereof. Each of CLG and EDG has made available to Century all accounting, corporate and financial books and records which relate to the business of CLG and EDG.

                           3.2.9 CONSENTS. Except as set forth on Schedule
                  3.2.9, no consent, order, license, approval or authorization of, or exemption by, or registration or declaration or filing with, any governmental authority, bureau or agency, and no consent or approval of any other person, is required to be obtained or made in connection with the transactions contemplated by this Agreement.

                           3.2.10 NO BREACH. Neither the execution and delivery
                  of this Agreement and the other documents and agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby will (i) violate any provision of the Articles of Incorporation or Regulations of CLG or EDG;
                  (ii) violate, conflict with or result in the breach or termination of, or constitute an amendment to, or otherwise give any person the right to terminate, or constitute (or with notice or lapse of time or both would constitute) a default (by way of substitution, novation or otherwise) under the terms of, any contract, mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation to which CLG or EDG is a party or by which CLG or EDG or any of their respective Assets or properties are bound or affected;
                  (iii) result in the creation of any liens upon the properties or assets of CLG or EDG pursuant to the terms of any contract, mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation; (iv) violate any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental or regulatory body against, or binding upon, CLG or EDG or any of their respective securities, properties, Assets or business; (v) constitute a violation by CLG or EDG of any statute, law, rule or regulation of any jurisdiction as such statute, law, rule or regulation relates to CLG or EDG or to any of their respective securities, properties, Assets or business; or (vi) violate any of the Permits (as defined in Section 3.2.19 hereof).

                           3.2.11 ACCOUNTS RECEIVABLE. The accounts receivable
                  and unbilled work in process of CLG and EDG as reflected on the Closing Date Balance Sheet are actual and bona fide accounts receivable and unbilled work in process which arose in the ordinary and usual course of CLG's and EDG's business, represents valid obligations due to CLG and EDG, are collectible in the aggregate recorded amounts thereof on the books of CLG and EDG and will be fully collected in the ordinary course, except to the extent reflected in the allowance for doubtful accounts.

                           3.2.12 OTHER TANGIBLE PROPERTY. CLG and EDG have good
                  and marketable title to all of the Assets reflected on their respective books and records and on the Closing Date Balance Sheet, free and clear of all liens, other than those set forth on Schedule 3.2.12. To the best knowledge of CLG, EDG and the Shareholders, the owned tangible personal property material to the businesses of CLG and EDG is in good operating condition and repair, ordinary wear and tear excepted.

                           3.2.13 LEASEHOLD INTERESTS. Each of CLG and EDG has a
                  good and valid leasehold interest in all personal property which is leased for use in its business (the "Leasehold Interests"). All Leasehold Interests are used and operated in compliance and conformity with all lease agreements creating such Leasehold Interests. Neither CLG nor EDG has been notified in writing of any claim that there is under any leasehold interest, any existing default (including, but not limited to any payment default or event of default or event that would with the passage of time or the giving of notice constitute such default) and to the best knowledge of the CLG, EDG and the Shareholders, neither CLG nor EDG is in default. No items of personal property under lease agreements are subject to any charges for excessive usage or wear and tear (or would be subject to such charges if the current rate of usage continued for the remainder of the term of such lease agreement(s)).

                           3.2.14 REAL PROPERTY. Neither CLG nor EDG owns any
                  real property. Schedule 3.2.14 sets forth a true and correct list of all leases, subleases or other agreements under which either CLG or EDG is a lessee or lessor of any real property or has any interest in real property and, except as set forth in Schedule 3.2.14, there are no rights or options held by CLG or EDG, or any contractual obligations on its part, to purchase or otherwise acquire (including by way of lease or sublease) any interest in or use of any real property, nor any rights or options granted by CLG or EDG, or any contractual obligations entered into by it, to sell or otherwise dispose of (including by way of lease or sublease) any interest in or use of any real property. All such leases, subleases and other agreements grant the leasehold estates or other interests they purport to grant with the right to quiet possession, are in full force and effect and constitute legal, valid and binding obligations of the respective parties hereto, with no existing or claimed default or event of default (or event which with notice or lapse of time or both would constitute a default or event of default) by CLG or EDG or by any other party thereto. Neither CLG nor EDG is in violation of any building, zoning, health, safety, environmental or other law, rule or regulation and no notice from any person has been served upon CLG or EDG claiming any such violation.

                           3.2.15 ASSETS. The assets described in Section 3.2.12
                  and the leaseholds described in Sections 3.2.13 and 3.2.14, respectively, (collectively, the "Assets"), constitute all of the assets and properties used by and necessary for the operations of CLG and EDG.

                           3.2.16 INTELLECTUAL PROPERTY. Schedule 3.2.16
                  contains a complete list of each of CLG's and EDG's Intellectual Property (as defined herein). Except as listed on
                  Schedule 3.2.16, no person has made or to the best knowledge of CLG, EDG and the Shareholders, threatened to make any claim that the operations of CLG or EDG are in violation or infringement of any patent, patent licenses, trade name, trademark, service mark, copyright, software license, know-how or other proprietary or trade rights (collectively, "Intellectual Property") of any third party. Except as listed on Schedule 3.2.16, each of CLG and EDG owns or has the right to use all trademarks, trade names, trade secrets, computer software, patents, inventions, processes, copyrights, or other intellectual property (or applications therefor) used in the conduct of its business.

                           3.2.17 TAX MATTERS. Except as set forth on Schedule
                  3.2.17 hereto, each of CLG and EDG has timely filed all federal, state, county and local tax returns, estimates and reports (collectively, "Returns") required to be filed by it through the date hereof, copies of which have been made available to Century for its inspection and review, which Returns accurately reflect the taxes due for the periods indicated; and CLG and EDG have paid in full all income, gross receipts, value added, excise, property, franchise, sales, use, employment, payroll and other taxes of any kind whatsoever (collectively, "Taxes") shown to be due by such Returns. The liabilities, if any, for Taxes accrued for operations of CLG and EDG since December 31, 1997 through the Closing Date are reflected on the Closing Date Balance Sheet. There is no unassessed deficiency for Taxes proposed to the best knowledge of CLG, EDG and the Shareholders, threatened against CLG or EDG, and no taxing authority has raised any issue with respect to CLG or EDG which, if adversely determined, would result in a liability for any Tax. There are not in force any extensions with respect to the dates on which any Return was or is due to be filed by CLG or EDG or any waivers or agreements by CLG or EDG for the extension of time for the assessment or payment of any Taxes. Each of CLG and EDG has not been, and currently is not being, audited by any federal, state or local tax authority.

                           3.2.18 COMPLIANCE WITH LAWS. Neither CLG nor EDG is
                  in violation of any applicable law, rule or regulation, the violation of which could adversely affect their respective assets, properties, liabilities, business, results of operations, or conditions (financial or otherwise).

                           3.2.19 PERMITS. Each of CLG and EDG (including,
                  without limitation, its employees) has duly obtained and holds in full force and effect all consents, authorizations, permits, licenses, orders or approvals of, and has made all declarations and filings with, all federal, state or local governmental or regulatory bodies that are material or necessary in or to the conduct of its business (collectively, the "Permits"); all of the Permits were duly obtained and are in full force and effect; no violations are or have been recorded in respect of any such Permit and no proceeding is pending or, to the best knowledge of CLG, EDG and the Shareholders, threatened to revoke, deny or limit any such Permit.

                           3.2.20 CONTRACTS AND AGREEMENTS. Schedule 3.2.20
                  contains an accurate and complete list and description of all plans, arrangements, leases, contracts, licenses and agreements (collectively, the "Contracts") to which CLG or EDG is a party, by which its property is bound or affecting its business, whether written or oral, express or implied or having any other legally binding basis, including:

                           (a) any contract involving commitments to make
                  expenditures, purchases or sales, any supplier contracts, any client service contracts, broker contracts and marketing agreements;

                           (b) any contract relating to any direct or indirect
                  indebtedness for borrowed money or securing the repayment thereof or more;

                           (c) any contract directly or indirectly benefiting
                  any Affiliate of CLG, EDG or the Shareholders;

                           (d) any collective bargaining, union, employment, or
                  consulting contract;

                           (e) any pension, stock option, bonus, incentive
                  compensation, retirement, employee stock purchase, stock ownership, profit sharing, fringe benefit, severance pay, welfare, health, death benefit, disability, dental or any other employee benefit contract;

                           (f) any contract containing covenants limiting the
                  freedom of CLG or EDG to compete in any line of business, with any person or entity, or in any territory;

                           (g) any contract relating to patents, trademarks,
                  trade names or other intellectual property;

                           (h) any executory contract with any sales agent,
                  manufacturer, dealer, distributor or licensee of any products sold by CLG or EDG;

                           (i)  any tax-sharing contract;

                           (j)  any indemnity or hold harmless contract;

                           (k) any contract relating to the lease or sale to or
                  by others of any of real property;

                           (l) any contract relating to any account listed in
                  Schedule 3.2.21 hereof;

                           (m) any contract relating to equipment purchases or
                  capital expenditures; and

                           (n) any other contract not in the ordinary course.

                  True, complete and correct copies of all written contracts and summaries of all oral or implied contracts listed on Schedule
                  3.2.20 hereto and samples of each type of client service contract of CLG and EDG have been delivered to Century. All Contracts constitute legal, valid and binding obligations of CLG and EDG and are in full force and effect on the date hereof, and CLG and EDG have paid in full all amounts due thereunder which are currently due and payable and is not in default under any of them nor, to the best knowledge of CLG and EDG, is any other party to any such contract or other agreement in default thereunder, nor, to the best knowledge of CLG and EDG, does any condition exist that with notice or lapse of time or both would constitute a default or event of default thereunder by CLG or EDG or by any other Person. Except as set forth in Schedule 3.2.9, no Contract requires the consent or approval of a third party in connection with the transactions contemplated by this Agreement.

                           3.2.21 CUSTOMERS. The customer list attached hereto
                  as Schedule 3.2.21 contains a listing of the twenty largest customers (in dollar volume) of each of CLG and EDG for the 12 months ended December 31, 1997. Except as described in
                  Schedule 3.2.21, each of CLG and EDG is not aware of any existing or anticipated changes in the policies or conditions, financial or otherwise, of any of such customers, which will adversely affect CLG's or EDG's business.

                           3.2.22 OUTSTANDING COMMITMENTS. To the best knowledge
                  of CLG, EDG and the Shareholders, each of CLG and EDG is not bound by any commitments for the performance of services or delivery of products in excess of its ability to provide such services or deliver such products during the time available to satisfy such commitments and all outstanding commitments for the performance of services or delivery of products were made on a basis calculated to produce a profit under the circumstances prevailing when such commitments were made.

                           3.2.23  LABOR MATTERS; EMPLOYEES.

                           3.2.23.1 Each of CLG and EDG is in compliance, in all
                  material respects, with all federal, state and local laws respecting employment and employment practices (including the Americans with Disabilities Act and the Family and Medical Leave Act), terms and conditions of employment, wages and hours, and nondiscrimination in employment, and has not and is not engaged in any unfair labor practice.

                           3.2.23.2 In connection with the operations of its
                  business, neither CLG nor EDG is a party to, or subject to any obligation, liability or commitment with respect to any written or oral employment, compensation, consulting, severance pay or similar agreement other than the agreements listed on Schedule 3.2.23. Schedule 3.2.23 sets forth a payroll list as of January 1, 1998, showing as of such date, each employee of CLG and EDG, his or her social security number, annual salary and date of hire.

                           3.2.23.3 None of CLG, EDG or the Shareholders know of
                  any employee who intends to terminate his or her employment with CLG or EDG prior to or following the Closing Date.

                           3.2.24 EMPLOYEE BENEFITS.

                           3.2.24.1 Schedule 3.2.24 contains a list of all
                  "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Pension Plans")), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA), bonus, incentive, stock option, stock purchase, life (including any individual life insurance policy as to which CLG, EDG or any ERISA Affiliate is owner, beneficiary, or both of such policy), deferred compensation plans or arrangements, excess benefit plans, severance pay, holiday pay, vacation pay, "cafeteria" or "flexible benefit" plans, fringe benefits, perquisites, and other employee benefit plans, arrangements, agreements, trusts, contracts, policies, or commitments (all the foregoing, including the Pension Plans, being herein called "Benefit Plans") now or heretofore maintained, or contributed to, by CLG, EDG or by any ERISA Affiliate for the benefit of any present or former employees, officers, directors, or other persons. As used herein, "ERISA Affiliate" means any subsidiary of CLG or EDG and any trade or business (whether or not incorporated) that is part of the same controlled group, or under common control with, or part of an affiliated service group that includes, CLG and EDG within the meaning of Code (as defined below) Sections 414(b), (c), (m) or (o). Each of CLG and EDG has delivered to Century true, complete and correct copies of (i) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof); (ii) the most recent summary plan description for each Benefit Plan for which such a summary plan description is required; (iii) each trust agreement, group annuity contract or other funding and financing arrangement relating to any Benefit Plan, if any such arrangement was required or maintained; (iv) all determination letters and letter rulings received from, and applications pending with, the Internal Revenue Service ("IRS") with respect to Benefit Plans; and (v) all prohibited transaction exemptions received from the Department of Labor with respect to Benefit Plans.

                           3.2.24.2 Except as disclosed in Schedule 3.2.24, with
                  respect to the Benefit Plans: (I) there are no Benefit Plans which are multiemployer plans as defined in Section 3(37) of ERISA; (II) there is no ERISA Title IV liability incurred or pending; (III) there are no Benefit Plans which promise or provide health or life benefits to retirees or former employees of CLG, EDG or any ERISA Affiliate other than as required by Section 602 of ERISA or Section 4980B of the Internal Revenue Code of 1986, as amended ("Code"); (IV) to the best knowledge of CLG, EDG and the Shareholders, each Benefit Plan has at all times been operated and administered in compliance with the applicable requirements of ERISA, the Code and all other Laws (including regulations and rulings thereunder), and its terms; (V) each Pension Plan has received a favorable determination letter from the IRS stating that such Pension Plan meets all the requirements of the Code, and that any trust or trusts associated with such Pension Plan are tax exempt under Section 501(a) of the Code; (VI) there is no reason why the tax-qualified status of any such Pension Plan should be revoked, whether retroactively or prospectively, by the IRS; (VII) all amendments to the Pension Plans which were required to be made through the date hereof and the Closing Date under Section 401(a) of the Code, and all other Laws, subsequent to the issuance of each such Pension Plan's IRS determination letter have been made; and there are no amendments which are required to be made to such Pension Plans which adversely affect, or may result in the revocation or discontinuance of, the continuing tax-qualification status of such Pension Plans under the Code; (VIII) no actual or threatened disputes, lawsuits, claims (other than routine claims for benefits), investigations, audits or complaints to, or by, any person or governmental entity have been filed or are pending or threatened with respect to any Benefit Plan or its sponsor or any ERISA Affiliates, or the fiduciaries responsible for such Benefit Plan, and no state of facts or conditions exist which reasonably could be expected to subject CLG, EDG or any ERISA Affiliate to any liability (other than routine claims for benefits) in accordance with the terms of such Benefit Plan or pursuant to any Laws; (IX) all filings, notices, and disclosures, required by ERISA, the Code or any other applicable laws have been timely filed and made; (X) with respect to each Benefit Plan, there has not occurred, and no person or entity is contractually bound to enter into, any nonexempt "prohibited transaction" within the meaning of
                  Section 4975 of the Code or Section 406 of ERISA; (XI) no payment that is owed or may become due to any current or former director, officer, employee or agent of CLG, EDG and its ERISA Affiliates is subject to, and none shall result in the imposition of, tax under Section 280(G) or 4999 of the Code, nor is CLG or EDG obligated, orally or in writing, to "gross up" or otherwise compensate any such person due to the imposition of an excise or similar tax on payments made to such person by CLG, EDG or their ERISA Affiliates; (XII) the consummation of the transactions contemplated by this Agreement will not accelerate or terminate, nor does there exist any basis for the acceleration or termination of, (1) benefits payable to current or former employees of, or other compensated personnel at, CLG, EDG or an ERISA Affiliate under any Benefit Plan, or other plan, arrangement, contract or agreement, written or oral, (2) a participant's vesting credits or years of service under any Benefit Plan, or (3) accruals with respect to any other benefits or amounts reserved under any such Benefit Plan or other plan, arrangement, contract or agreement; and (XIII) only current and former employees (excluding "leased employees" as defined in Code Section 414(n)(2)) of CLG, EDG and their ERISA Affiliates participate in, and are entitled to receive benefits from, the Benefit Plans.

                           3.2.25 EMPLOYEE COMPENSATION. Each of CLG and EDG has
                  made available to Century for its inspection and review the permanent files of all its employees, together with payroll information pertinent to such employees.

                           3.2.26 INSURANCE. Schedule 3.2.26 lists all policies
                  of property, theft, fire, liability, workers' compensation, title, professional liability or life insurance or reinsurance or any other insurance owned or maintained by CLG or EDG or in which CLG or EDG is a named insured or on which CLG or EDG is paying any premiums, true and complete copies of which have been provided to Century. All such policies are in full force and effect at the date hereof, and none of the insured parties thereunder is in default with respect to any provision contained in any such insurance policy nor failed to give any notice or present any claim thereunder in due and timely fashion. Schedule 3.2.26 sets forth a summary of the claims history for CLG and EDG under such policies since their organization and, except as set forth on Schedule 3.2.26, there are no claims outstanding under any such policies.

                           3.2.27 ABSENCE OF UNDISCLOSED LIABILITIES. Schedule
                  3.2.27 sets forth a true, complete and accurate list of all liabilities involving in excess of $5,000 as of the Closing Date, including all liens on any of CLG's or EDG's Assets and any and all other liabilities, whether or not contingent. Except as set forth on Schedule 3.2.27, as of the Closing Date, neither CLG nor EDG has liabilities in excess of $5,000 arising from or relating to its respective businesses or operations of any nature (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) and any and all liabilities or obligations incurred since December 31, 1997 were incurred in the ordinary course of business and consistent with past practice.

                           3.2.28 ACTIONS AND PROCEEDINGS. Except as provided on
                  Schedule 3.2.28, there are no claims, actions, suits, arbitrations, proceedings, investigations or inquiries, whether at law or in equity and whether or not before any court, private body or group, governmental department, commission, board, agency or instrumentality (collectively "Actions"), pending, or to the best knowledge of CLG, EDG and the Shareholders, threatened against CLG, EDG or any of their Assets, whether or not fully or partially covered by insurance, or which would give rise to any right of indemnification by any person from CLG or EDG and there are no outstanding orders, writs, injunctions, awards, sentences or decrees of any court, private body or group, governmental department, commission, board, agency or instrumentality against, involving or affecting CLG or EDG. None of CLG, EDG or the Shareholders has knowledge of any fact or circumstance which could reasonably be expected to result in any claim, action, suit, inquiry or order being filed against CLG or EDG which might have an adverse effect on the business, operations or Assets of either CLG or EDG.

                           3.2.29 BANK ACCOUNTS, GUARANTEES AND POWERS. Schedule
                  3.2.29 sets forth (i) a list of all accounts and deposit boxes maintained by each of CLG and EDG at any bank or other financial institution and the names of the person authorized to effect transactions in such accounts, to borrow pursuant to any resolutions creating such authorizations and with access to such boxes; (ii) all agreements or commitments of CLG or EDG guaranteeing the payment of money or the performance of other contracts by any third persons; and (iii) the names of all persons, firms, associations, corporations, or business organizations holding general or special powers of attorney from CLG or EDG, together with a summary of the terms thereof.

                           3.2.30 ENVIRONMENTAL AND SAFETY MATTERS. The business
                  and operations of each of CLG and EDG have been conducted and are now being conducted in compliance with all laws, whether federal, state or local, generally relating to protection of the health, safety or the environment ("Environmental and Safety Laws") and there are no environmental conditions on any real property used by CLG or EDG that could reasonably be expected to give rise to any cleanup obligations under any Environmental and Safety Laws. Each of CLG and EDG has never received any written notification of any violation of any Environmental and Safety Laws.

                           3.2.31 ABSENCE OF CHANGES. Since December 31, 1997,
                  each of CLG and EDG has carried on its business in the ordinary course, and except as set forth on Schedule 3.2.31 hereto, there has not been:

                                    3.2.31.1 any adverse change in its business
                           condition (financial or otherwise), results of operations or liabilities;

                                      3.2.31.2 any pending or, to the best
                           knowledge of CLG, EDG and the Shareholders, threatened amendment, modification, or termination of any agreement, license or permit which is material to its business;

                                    3.2.31.3 any change in its method of
                           accounting or any election relating to taxes, settlement of any claims, audits, etc.;

                                    3.2.31.4 any disposition or acquisition of
                           any of its Assets or properties other than in the ordinary course;

                                    3.2.31.5 any damage, destruction or other
                           casualty loss (whether or not covered by insurance) adversely affecting or that could reasonably be expected to adversely affect its business or assets;

                                      3.2.31.6 any increase in the compensation
                           payable or to become payable to any director, officer, manager or employee or any grant of any severance or termination pay or any employment agreement entered into with any director, officer or employee or an adoption of or amendment of any employee benefit plan or arrangement; or

                                    3.2.31.7 except in the ordinary course, any
                           obligation or liability incurred.

                           3.2.32 DISCLOSURE. Each of CLG and EDG has disclosed
                  to Century any and all facts which are material to CLG's and EDG's businesses, results of operations, assets, liabilities, and financial condition. No representation or warranty by CLG, EDG or the Shareholders in this Agreement and no statement by CLG, EDG or the Shareholders in any of the other documents or agreements previously disclosed to Century contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.


                                    ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF CENTURY
                    -----------------------------------------

                  Century represents and warrants to the Shareholders, CLG and EDG that:

                  4.1 ORGANIZATION. Century is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own, lease and operate its properties and to carry on its business as now being and as heretofore conducted by it, and is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction in which it is required to be so qualified or authorized.

                  4.2 AUTHORITY. This Agreement has been duly authorized, executed and delivered by Century and is the valid and binding agreement of Century enforceable against Century in accordance with its terms. This Agreement has been, and each other document ancillary to this Agreement to which Century is a party will be at the Closing, duly executed and delivered by Century and constitute, or will when delivered, constitute, the legal, valid and binding obligations of each of Century enforceable against Century in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws and equitable principles relating to or limiting creditors' rights generally. This Agreement and other transactions contemplated hereby have been approved and adopted by the Board of Directors of Century.

                  4.3 THE CENTURY STOCK. The Century Stock being delivered pursuant to this Agreement is validly issued, fully paid and non-assessable.

                  4.4 NO BREACH. The authorization, execution, delivery and performance of this Agreement by Century will not violate any provision of its certificate of incorporation or by-laws or violate, conflict with or result in the breach or termination of, or otherwise give any Person the right to terminate, any agreement to which it is a party.



         4.5 DOCUMENTS DELIVERED. Century has delivered to the Shareholders Century's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 and its Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (collectively the "SEC Documents"). The SEC Documents were true and complete in all material respects as at their respective dates, did not contain any untrue statement of a material fact nor omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, and since the filing of Form 10-K for the fiscal year ended December 31, 1997, there has not been any material adverse change in Century's business condition (financial or otherwise), results of operations or liabilities, not reflected in the SEC Documents.

                  4.6 CONTINUITY OF BUSINESS ENTERPRISE. It is the present intention of Merger Sub A (i.e., CLG Acquisition Corp.) and Merger Sub B (i.e., EDG Acquisition Corp.), as the surviving corporations, to continue at least one significant historic business line of CLG and EDG, respectively, or to use at least a significant portion of CLG and EDG's respective historic business assets in a business, in each case within the meaning of Treasury Regulation ss.1.368-1(d) promulgated under the Internal Revenue Code.


                                    ARTICLE 5
                         CONDITIONS PRECEDENT TO CLOSING
                         -------------------------------

                  5.1 CENTURY'S CONDITIONS PRECEDENT TO CLOSING. The obligation of Century to close the transactions herein contemplated is subject to the following express conditions precedent:

                           5.1.1 REPRESENTATIONS AND WARRANTIES. The
                  representations and warranties set forth in Article 3 of this Agreement shall be true and correct in all material respects at and as of the Closing Date.

                           5.1.2 COVENANTS. CLG, EDG and the Shareholders shall
                  have performed and complied with all of their covenants under this Agreement in all material respects through the Closing Date.

                           5.1.3 SATISFACTORY PERFORMANCE. All actions to be
                  taken by CLG, EDG and the Shareholders in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby have been completed in a manner which is reasonably satisfactory in form and substance to Century.

                           5.1.4 CONTINUATION OF BUSINESS. Between December 31,
                  1997 and the Closing Date, except as otherwise provided herein, each of CLG and EDG has been operated in the normal course, consistent with prior practice, and has not suffered any damage, destruction, loss or occurrence, whether covered by insurance or not, which may adversely affect the value of CLG or EDG.

                           5.1.5 LEGAL ACTIONS. No suit, action, or other
                  proceeding shall be pending or threatened before any court or governmental agency seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated herein and there shall have been no investigation or inquiry made or commenced by any governmental agency in connection with this Agreement or the transactions contemplated herein.

                           5.1.6 EMPLOYMENT AGREEMENTS. Each of the
                  Shareholders, Mr. Stephen V. Jacobs and Mr. William Redmon, shall have signed and delivered to Century an employment agreement (containing five (5) year non-competition provisions following termination of employment and non-interference provisions for the length of the applicable statute of limitations) substantially in the form of Exhibit C attached hereto (individually, an "Employment Agreement" and collectively, the "Employment Agreements").

                           5.1.7 LEGAL LIMITATIONS ON CLOSING. There shall not
                  be in effect any statute, rule or regulation which makes it illegal for Century to consummate the transactions contemplated herein or any order, decree or judgment which enjoins Century from consummating the transactions contemplated hereby.

                           5.1.8 DELIVERIES BY SHAREHOLDERS. Shareholders will
                  have delivered the stock certificates representing the Shares, duly endorsed for transfer, the written resignations of the directors of CLG and EDG requested by Century and the Lock-up Agreement contemplated by Section 6.6 of this Agreement and in the form attached hereto as Exhibit D.

                           5.1.9 DELIVERIES BY CLG AND EDG. Each of CLG and EDG
                  will have delivered its minute book, stock book and stock ledger, and a good standing certificate, dated as of a date not more than three (3) days prior to the Closing Date as to corporate existence and good standing, as certified by the Secretary of State of the States of Delaware, Pennsylvania and West Virginia, respectively.

                           5.1.10 CONCURRENT CLOSING OF MDI. Concurrent with the
                  closing of this transaction, Century shall also consummate its purchase of MDI.

                           5.1.11 WAIVERS. Century may waive one or more of said
                  conditions but such waiver shall be effective only if in writing and signed on behalf of Century by one of its duly authorized officers and may be conditioned in any manner Century sees fit.

                  5.2 CLG's, EDG'S AND SHAREHOLDERS' CONDITIONS PRECEDENT TO CLOSING. The obligations of CLG, EDG and the Shareholders to close the transactions herein contemplated is subject to the following express conditions precedent:

                           5.2.1 REPRESENTATIONS AND WARRANTIES. Representations
                  and warranties set forth in Article 4 of this Agreement shall be true and correct in all material respects at and as of the Closing Date.

                           5.2.2 COVENANTS. Century will have performed and
                  complied with all of its covenants under this Agreement in all material respects through the Closing Date.

                           5.2.3 EMPLOYMENT AGREEMENTS. Century will have caused
                  to be signed and delivered to the Shareholders, Mr. Stephen V. Jacobs and Mr. William Redmon, the Employment Agreements.

                           5.2.4 LEGAL LIMITATIONS ON CLOSING. There shall not
                  be in effect any statute, rule or regulation which makes it illegal for CLG, EDG or the Shareholders to consummate the transactions contemplated herein or any order, decree or judgment which enjoins CLG, EDG or the Shareholders from consummating the transactions contemplated hereby.

                           5.2.5 LEGAL ACTIONS. No suit, action, or other
                  proceeding shall be pending or threatened before any court or governmental agency seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated herein and there shall have been no investigation or inquiry made or commenced by any governmental agency in connection with this Agreement or the transactions contemplated herein.

                           5.2.6 SATISFACTORY PERFORMANCE. All actions to be
                  taken by Century in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby have been completed in a manner which is reasonably satisfactory in form and substance to CLG, EDG and the Shareholders.

                           5.2.7 WAIVER. CLG, EDG and the Shareholders may waive
                  one or more of the foregoing conditions but such waiver shall only be effective if in writing and signed by CLG, EDG and the Shareholders and may be conditioned in any manner and the Shareholders see fit.


                                    ARTICLE 6
                 CENTURY STOCK, REGISTRATION RIGHTS AND LOCK-UP
                 ----------------------------------------------

                  6.1 CENTURY STOCK NOT REGISTERED. Each of the Shareholders acknowledges that the Century Stock has not been registered under the Securities Act (as herein defined) and cannot be sold, transferred, pledged or otherwise distributed by Shareholders unless a registration statement registering such Century Stock has been filed and becomes effective or unless the Century Stock is sold or distributed in a transaction in respect of which Century has previously received an opinion of counsel, reasonably satisfactory to Century, as the issuer of such Century Stock (for purposes of Article 6 hereof the "Issuer"), stating that such transaction is in conformity with the Securities Act of 1933 as amended, and the rules and regulations promulgated thereunder (the "Securities Act").

                  6.2 LEGEND. Any certificate or certificates representing Century Stock will bear the following legend unless and until removal thereof is permitted pursuant to the terms of this Agreement:

                           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT FOR THESE SHARES OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER OR UNDER APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES ARE SUBJECT TO THE RESTRICTIONS SPECIFIED IN THE LOCK-UP AGREEMENT DATED AS OF MARCH 31, 1998 BETWEEN CENTURY BUSINESS SERVICES, INC. AND THE INITIAL HOLDER OF THE SECURITIES NAMED THEREIN, A COPY OF WHICH WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST, AND THE HOLDER OF THIS CERTIFICATE AGREES TO BE BOUND THEREBY.

                  6.3 REMOVAL OF LEGEND. Upon any transfer permitted by Section
6.1 above, which transfer does not require the legend in Section 6.2 above, Issuer agrees to cause the removal of such legend for any Century Stock so transferred upon their reissuance to the transferee.

                  6.4 EXAMINATION AND INVESTMENT REPRESENTATION. Each of the Shareholders, severally, represents and warrants to Century that each of them:

                  i. is acquiring the Century Stock for his or her own account for investment within the contemplation of the Securities Act and not with a view to the transfer or resale thereof, except to the extent otherwise expressly permitted by the Securities Act;

                  ii. has been advised by counsel of the legal implications and effect of the foregoing Sections 6.1, 6.2 and 6.3 under the Securities Act and of the circumstances under which he may dispose of its Century Stock under the Securities Act;

                  iii. has examined Issuer's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 and its Annual Report on Form 10-K for the fiscal year ended December 31, 1997, including the financial statements contained therein;

                  iv. has sufficient knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in Century;

                v. prior to signing this Agreement, was given access to and information regarding Century and the Century Stock to the extent the Shareholder believes is necessary in connection with the Shareholder's decision to invest in the Century Stock and was given the opportunity to ask detailed questions and receive satisfactory answers concerning (i) the terms and conditions of this Agreement pursuant to which Century is offering to sell Century Stock to Shareholder, and (ii) Century, its business and the risks associated with Century and an investment in the Century Stock. All such questions have been answered to Shareholder's satisfaction, and Shareholder has been supplied with all additional information and documents requested and deemed necessary by Shareholder to make an investment decision with respect to the Century Stock being acquired pursuant to this Agreement; and

                vi. prior to signing this Agreement, Shareholder had the opportunity to consult with Shareholder's legal counsel or other advisors to the extent desired by Shareholder as to Shareholder's investment in the Century Stock.

                 6.5 REGISTRATION RIGHTS. Each of the Shareholders shall have the following registration rights with respect to the Century Stock:

                          6.5.1 REQUIRED REGISTRATION. The Issuer agrees to
                  promptly register pursuant to a registration statement on Form S-3 or if Form S-3 is not available to the Issuer, such form as is available (the "Registration Statement") upon demand, any Registrable Securities (as such term is defined in Section
                  6.5.8 hereof), issued in connection with the transactions contemplated by this Agreement, provided that such demand may not be made with respect to any such Registrable Securities earlier than one (1) month prior to the date such Registrable Securities are free from the restriction on sale described in
                  Section 6.6 below.

                          6.5.2 TRANSFER OF REGISTRATION RIGHTS. Each of the
                  Shareholders may assign his/her registration rights with respect to the Century Stock to any party or parties to which he may from time to time transfer the Century Stock. Upon assignment of any registration rights pursuant to this Section 6.5.2, Shareholders shall deliver to Issuer a notice of such assignment which includes the identity and address of any assignee (collectively, Shareholders and each such subsequent holder is referred to as a "Holder").

                          6.5.3 TIMING OF REGISTRATION. Issuer shall use its
                  best efforts to cause the Registration Statement to be declared effective as quickly as practicable after the period of time or demand described in Section 6.5.1 above, and to maintain the effectiveness of the Registration Statement until such time as Issuer reasonably determines based on an opinion of counsel that the Holders will be eligible to sell all of the Registrable Securities then owned by the Holders without the need for continued registration of the Century Stock in the three-month period immediately following the termination of the effectiveness of the Registration Statement. Issuer's obligations contained in Section 6.5 shall terminate on the third anniversary of the Closing Date, or in the case of Registrable Securities issued as part of the Earn-out Payment, on the first anniversary of the termination of the Lock-up Agreement with respect to such Registrable Securities, provided that if Issuer has not fulfilled its obligations with respect to any demand made before such date, its obligations will continue with respect to such demand until satisfied or registration is no longer required to sell Registrable Securities covered by such demand.

                          6.5.4 REGISTRATION PROCEDURES. In case of each
                  registration, qualification or compliance effected by Issuer subject to this Section 6.5, Issuer shall keep Holder advised in writing as to the initiation of each such registration, qualification and compliance and as to the completion thereof. In addition, Issuer shall at its own expense:

                  (1) subject to this Section 6.5.4, before filing a registration or prospectus or any amendment or supplements thereto, furnish to counsel selected by Holder copies of all such documents proposed to be filed and the portions of such documents provided in writing by Holder for use therein, subject to such Holder's approval, and with respect to which Holder shall indemnify Issuer;

                  (2) prepare and file with the SEC such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective and comply with provisions of the Securities Act with respect to the disposition of all securities covered thereby during the period referred to in Section 6.5.3 above;

                  (3) update, correct, amend and supplement the Registration Statement as necessary;

                  (4) if such offering is to be underwritten, in whole or in part, enter into a written agreement in form and substance reasonably satisfactory to the managing underwriter and the registering Holder;

                  (5) furnish to Holder such number of prospectuses, including preliminary prospectuses, and other documents that are included in the Registration Statement as Holder may reasonably request from time to time;

                  (6) use its best efforts to register to qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions of the United States as Holder may request to enable it to consummate the disposition in such jurisdiction of the Registrable Securities (provided that Issuer will not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.5);

                  (7) notify holder, at any time when the prospectus included the Registration Statement relating to the Registrable Securities is required to be delivered under the Securities Act, of the happening of any event which would cause such prospectus to contain an untrue statement of a material fact or omit any fact necessary to make the statement therein in light of the circumstances under which they are made not misleading and, at the request of Holder, prepare a supplement or amendment to such prospectus, so that, as thereafter delivered to purchasers of such shares, such prospectus will not contain any untrue statements of a material fact or omit to state any fact necessary to make the statements therein in light of the circumstances under which they are made not misleading;

                  (8) use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by Issuer are then listed and obtain all necessary approvals from the exchange or the National Association of Securities Dealers for trading thereon; and

                  (9) upon the sale of any Registrable Securities pursuant to the Registration, remove all restrictive legends from all certificates or other instruments evidencing such Registrable Securities (to the extend permitted by the Securities Act).

                          6.5.5 DELAY AND SUSPENSION. If Issuer is aware of any
                  event which has occurred or which it reasonably expects might occur within the next ninety days, and such event would cause (or Issuer believes might cause) the Registration Statement (or any prospectus) to contain any untrue statements of a material fact or omit to state any fact necessary to make the statements therein in light of the circumstances under which they are made not misleading, or if Issuer, in its discretion, makes a determination that a Registration Statement should not be filed, then notwithstanding any other provision of this
                  Section 6.5, Issuer, upon notice to Holder, may delay filing any Registration Statement otherwise required hereunder or may withdraw or suspend any then pending Registration Statement. Upon any such delay or suspension no further demand need be made with respect to those Registrable Securities subject to such delay or suspension, and the period with respect to Issuer's obligation to maintain the effectiveness of a Registration Statement, set forth in Section 6.5.3 will be extended with respect to such Registrable Securities for the period of such delay or suspension.

                          6.5.6 EXPENSES. Except as required by law, all
                  expenses incurred by in complying with this Section 6.5, including but not limited to, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel and accountants for Issuer, blue sky fees and expenses (including fees and disbursements of counsel related to all blue sky matters) ("Registration Expenses") incurred in connection with any registration, qualification or compliance pursuant this Section 6.5 will be borne by Issuer. All underwriting discounts and selling commissions and any fees of Holder's own attorneys or other advisors applicable to a sale incurred in connection with any registration of Registrable Shares shall be borne by Holder.

                          6.5.7 FURTHER INFORMATION. If Registrable Securities
                  owned by Holder are included in any registration, such Holder shall use reasonable efforts to cooperate with Issuer and shall furnish Issuer such information regarding itself as Issuer may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

                          6.5.8 DEFINITION. For purposes of this Section 6.5,
                  "Registrable Securities" will mean the Century Stock and all common stock or other securities issued in respect of such Century Stock by way of a stock dividend or stock split or in connection with a combination or subdivision of shares, recapitalization, merger or consolidation or reorganization, and any securities issued in respect of the Century Stock by way of stock dividend or stock split or in connection with any combination or subdivision of shares, recapitalization, merger or consolidation or reorganization; provided, however, as to any particular Registrable Securities, such Registrable Securities will cease to be subject to this Article when they have been sold pursuant to an effective registration statement or in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
                  Section 4(1) thereof, with the result that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale after the purchaser and seller have received an opinion of counsel from the seller or the purchaser, which opinion shall be in form and substance reasonably satisfactory to the other party and Issuer and their respective counsel, to the effect that such stock in the hands of the purchaser is freely transferable without restriction or registration under the Securities Act in any public or private transaction.

                          6.5.9 INDEMNITY. Issuer shall indemnify Shareholders
                  from and against any and all liabilities to which they may become subject as a result of any untrue statement or alleged untrue statement of a material fact contained in the related registration statement, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, other than a statement or omission made in reliance on and consistent with information furnished in writing by the Shareholders for use in such registration statement, PROVIDED, HOWEVER, that each Shareholder shall indemnify Issuer and the underwriters of any offering, if any, from and against any and all liabilities to which Issuer may become subject as a result of any untrue statement or alleged untrue statement of a material fact contained in the related registration statement, or the omission or alleged omissions to state therein a material fact required to be stated therein or necessary to make the statement not misleading, but only insofar as such statement or omission was made in reliance by Issuer on and consistent with information furnished in writing by such Shareholder.

                          If the indemnification provided for in this Section
                  6.5.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material act or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                          6.5.10 DOCUMENTS. Issuer shall furnish to the
                  Shareholders one copy of the registration statement and any amendments thereto and such number of copies of the final prospectus as they may reasonably request, and shall deliver to the appropriate exchange such number of copies of the final prospectus required to comply with the prospectus delivery requirements and permit the sale of the registered Century Stock on such exchange.

                  6.6     LOCK-UP.  Each Shareholder agrees that he or she:

                          6.6.1 subject to the exceptions set forth in the
                  Lock-Up Agreement, will not sell, transfer, pledge, engage in any hedging transaction with respect to, or otherwise dispose of the Century Stock (or any derivative security thereof) prior to (i) with respect to the Century Stock included in the Closing Date Payment, the expiration of a twenty-four (24) month period following the Closing Date, and (ii) with respect to any Century Stock paid pursuant to the Earn-out Payment, the expiration of a twelve (12) month period following the issuance thereof to the Shareholders.

                          6.6.2 on the Closing Date, will enter into a Lock-Up
                  Agreement in the form set forth in Exhibit D hereto.


                                    ARTICLE 7
                                 OTHER COVENANTS
                                 ---------------

                  7.1 ANNOUNCEMENTS. Prior to the Closing, none of the parties will make any public release of information regarding this Agreement or the transactions contemplated hereto, except that it is understood and agreed that Century may issue a press release, to be mutually agreed upon, following (i) the execution of this Agreement, (ii) the Closing and (iii) as otherwise required by law.

                  7.2 CONDUCT OF BUSINESS. During the period from the date hereof to the Closing Date, unless Century consents otherwise in writing (which consent will not be unreasonably withheld), and except as otherwise provided in this Agreement or disclosed in the Schedules, each of CLG and EDG will:

                           7.2.1 conduct its business only in the ordinary
                  course of business consistent with past practice, except as contemplated by this Agreement;

                           7.2.2 use its best efforts to preserve the goodwill
                  of those suppliers, customers, clients and distributors having business relations with it;

                           7.2.3 maintain any insurance coverages as of the date
                  of this Agreement against loss or damage to the Assets;

                           7.2.4 not transfer or encumber any of the Assets
                  except for the transfer in the ordinary course of business;

                           7.2.5 maintain the Assets in conditions comparable to
                  their current condition, reasonable wear and tear excepted, except for these Assets sold or consumed during the ordinary course of business;

                           7.2.6 except for the Shareholder Note, not create,
                  incur, assume, or guarantee any indebtedness, including capitalized lease obligations;

                           7.2.7 not make capital expenditures or series of
                  related capital expenditures, or make any capital investment in, any loan to, or any acquisition of the securities or assets of any other person or entity or persons or entities;

                           7.2.8 not make or pledge to make any charitable
                  contribution (including for capital or building purposes) in amounts or to types of organizations not consistent with past practice;

                           7.2.9 not make any recapitalization, reorganization,
                  merger, consolidation, reclassification (voting or nonvoting), dissolution or liquidation of CLG or EDG, or sale of a substantial portion of the assets of CLG or EDG outside the ordinary course of its respective business;

                           7.2.10 not pay any bonuses or any other extraordinary
                  compensation unless the amount thereof has actually been paid or accrued as a liability of CLG or EDG.

                  7.3 COOPERATION. Each party hereto agrees that before and after the Closing to execute any and all further documents and writings and to perform such other reasonable actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

                  7.4 TAX MATTERS. After Closing, CLG, EDG and Century will coordinate the preparation of all necessary tax returns. Each party agrees to timely furnish to the other any records and other information reasonably requested by it in connection therewith. CLG and EDG will be responsible for the cost of preparing tax returns for the fiscal year ended December 31, 1997. Notwithstanding anything in this Agreement to the contrary, the Shareholders will remain solely liable for any tax consequences to them as a result of the transactions contemplated by this Agreement. It is the intent of the parties that the exchange of the Shares for the Century Stock be a tax free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. Century will use all reasonable efforts to consummate the Merger in such fashion, but Century makes no representation as to the tax treatment of the Shareholders or any agreement with respect to refraining from taking any future action which could adversely affect the tax treatment of this transaction. Notwithstanding anything in this Agreement to the contrary, the Shareholders will remain solely liable for any tax consequences to them a result of the transactions contemplated by this Agreement.

                  7.5 ACCESS TO INFORMATION. Each of CLG and EDG will, during ordinary business hours and upon reasonable notice from Century, permit Century and its authorized representatives to have access to all assets, personnel books, records, accounts, documents and other materials relating in any way to its respective business. Each of CLG and EDG will furnish to Century such information in possession of its respective officers, employees and the Shareholders as Century may from time to time reasonably request. CLG and EDG will otherwise cooperate in the examination of CLG and EDG by Century.

                  7.6  CONFIDENTIALITY.

                           7.6.1 Any non-public information received by any
                  party hereto as a result of discussions and investigations pursuant to or in furtherance of this Agreement or otherwise received prior to the Closing Date, will be kept confidential by the recipient and will be used only for the purposes of evaluating the transactions contemplated herein. The parties may make disclosure information available to attorneys, accountants and advisors, provided such parties agree to be bound by the terms of this Section 7.6.

                           7.6.2 CLG and EDG will not disclose any confidential
                  information of its clients to Century unless such information is necessary for the evaluation of the transactions contemplated herein. If any such information is disclosed, Century, and their respective employees and agents agree that such information will not be given to any employee or agent who does not have a need to know, will not be disclosed to any third party whatsoever (unless required by law) and will not be used for any purpose other than the evaluation of the transactions contemplated by this Agreement, and will be returned to CLG or EDG upon completion of such evaluation.

                           7.6.3 If this Agreement is terminated for any reason,
                  the parties will promptly return any copies of confidential information to the person who supplied it.

                  7.7 NONINTERFERENCE. Each of the Shareholders severally agrees that he or she will not at any time, without the prior written consent of Century, either directly or indirectly (i) solicit (or attempt to solicit), induce (or attempt to induce), cause, or facilitate any employee, director, agent, consultant, independent contractor, representative or associate of Century or Century's subsidiaries and affiliates including, without limitation, CLG and EDG (collectively, the "Century Group") to terminate or change his, her or its employment or services to, or relationship with the Century Group, or
(ii) solicit (or attempt to solicit), induce (or attempt to induce), cause, or facilitate any supplier of services or products to the Century Group to terminate or change his, her or its relationship with the Century Group, or otherwise interfere with any relationship by the Century Group and any of its suppliers, (iii) have any Customer become a client or customer of any Shareholder (or any family member of Shareholder) or of any entity that any Shareholder (or any family member of Shareholder) renders services to or owns, in whole or in part; or solicit (or attempt to solicit), induce (or attempt to induce), cause or facilitate any customer, or client, or prospective customer or client of the Century Group ("Customer(s)") to terminate or change his, her, or its relationship with the Century Group, or take away, attempt to take away, or otherwise interfere with the Century Group's relationship with any Customer; or
(iv) will not (except as required by law or as authorized in writing by Century) directly or indirectly copy, disseminate or use for the Shareholder's personal benefit or for the benefit of any third party, any information or knowledge belonging to, used by, or which is in the possession of the Century Group relating to the

Century Group's business, business plans, strategies, pricing, sales methods, customers or prospective customers, technology, programs, finances, costs, employees, employee compensation rates or policies, marketing plans, development plans, computer programs, computer systems, inventions, developments, trade secrets, know how or confidences of the Century Group or its businesses, without regard to whether any of such information may be deemed confidential or material to any third party. All of the Shareholders acknowledge and agree that all Customers (and the income generated from rendering services thereto) are important assets of the business of the Century Group, and that Century has agreed to pay the Merger Consideration on the condition that Customers, including, without limitation, Customers of CLG and EDG, shall continue to be Customers of the Century Group. If any Shareholder violates the provisions of subparagraph (iii) above and a Customer ceases to be a Customer of the Century Group, in addition to any legal or equitable remedy available to Century and the Century Group, under this Agreement or otherwise, each of the Shareholders severally agrees to pay to Century a cash amount equal to the greater of (a) one hundred percent (100%) of the gross revenues, commissions, payments and/or fees earned with respect to a Customer (whether or not collected as of the end of the period specified in this subsection (a)) by CLG and EDG and the Century Group during the twenty-four (24) month period preceding the date such Customer ceases to be a Customer of the Century Group, or (b) an amount equal to one hundred percent (100%) of the gross revenues, commissions, payments or fees earned with respect to a Customer (whether or not collected as of the end of the period specified in this subsection (b)) received by such Shareholder (or any Family Member of Shareholder as herein defined), or by an entity that Shareholder (or any Family Member of Shareholder as herein defined) renders services to or that is owned, in whole or in part, by Shareholder (or any family member of Shareholder), during the twenty-four (24) month period following the date such Customer ceases to be a Customer of the Century Group. For purposes of this
Section 7.7, it is understood and agreed that the term "Family Member" shall mean a Shareholder's spouse, child, parent or sibling.

                  7.8 SECURITIES-TRADING. During the period from the date of the Agreement to the Closing Date, each of CLG, EDG and the Shareholders agree to refrain, and will use its/his/her respective best efforts to cause CLG, EDG and its affiliates to refrain from any securities trading activities with respect to the securities of Century.

                  7.9 WAIVERS AND TERMINATION OF BUY-SELL AGREEMENT. Prior to the Closing, Shareholders shall have terminated the Buy-Sell Agreement and waived their respective rights of first refusal under Article 15 of the CLG and EDG By-laws.

                  7.10 TERMINATION OF EMPLOYMENT AGREEMENTS. The Shareholders shall cause the termination of the employment agreement with John Kealey.


                                    ARTICLE 8
                       CERTAIN DELIVERIES AND TERMINATION
                       ----------------------------------

                  8.1 DELIVERY OF CENTURY STOCK. Century will deliver the Century Stock to the Shareholders within thirty (30) days of the Closing Date.

                  8.2 TERMINATION. This Agreement may be terminated at any time on or prior to the Effective Time:

                           8.2.1 by Century or by CLG or EDG if any court of
                  competent jurisdiction issues any order (other than temporary restraining order) restraining, enjoining or prohibiting the transactions;

                           8.2.2 by mutual written agreement of Century, CLG and
                  EDG;

                           8.2.3 by Century or by CLG or EDG if the Closing Date
                  will not have occurred on or before July 31, 1998, time being of the essence; provided that the right to terminate this Agreement pursuant to this section will not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause or resulted in the failure of the Closing Date to occur on or before such date;

                           8.2.4 BREACH BY CLG, EDG OR SHAREHOLDERS. By Century
                  if there has been a material breach on the part of CLG, EDG or the Shareholders in their respective representations, warranties or covenants set forth herein, provided however that if such breach is susceptible to cure, then will have 30 days after receipt of written notice from Century, of their intent to terminate this Agreement, in which to cure such breach; and

                           8.2.5 BREACH BY CENTURY. By CLG, EDG and Shareholders
                  if there has been a material breach on the part of Century in its respective representations, warranties or covenants set forth herein, provided however that if such breach is susceptible to cure, then Century will have 30 days after receipt of written notice from CLG, EDG and the Shareholders of their intent to terminate this Agreement, in which to cure such breach.

                  8.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to this Article, all obligations of the parties under this Agreement will terminate (except for this Article and Section 7.6), and no party hereto will have any further liability to the other parties hereto, except that such termination will be without prejudice to any claim which a party may have against another for breach of this Agreement that occurred prior to the date of termination.


                                    ARTICLE 9
              SURVIVAL, INDEMNIFICATION AND LIMITATION OF LIABILITY
              -----------------------------------------------------

                  9.1 SURVIVAL. All of the representations or warranties contained in Articles 3 and 4 hereof will survive until May 30, 2001 and will then expire. Upon the expiration of representations and warranties pursuant to this section, unless written notice of a claim based on such representation and warranty specifying in reasonable detail the facts on which the claim is based will have been delivered to the indemnifying party prior to expiration of such representation and warranty, such representation and warranty will be of no further force or effect, as if never made and no action may be brought based on the same, whether for breach of contract or any other legal theory; provided, however, that claims based on fraud, willful misrepresentation or with respect to the representations and warranties set forth in Section 3.1.1 and 3.1.2 may be asserted at any time within one year after Century learns of such fraud, willful misrepresentation or breach. Notwithstanding the foregoing or any provision of this Agreement to the contrary, the covenants contained in Section
7.7 shall survive for a period of ten (10) years after the Closing Date.

                  9.2 NATURE OF INDEMNITY; LOSSES. Each of the Shareholders, severally (each an "Indemnifying Party") agrees to indemnify, defend and hold Century and its respective employees, directors, officers, shareholders and agents (collectively, the "Century Indemnified Parties"), harmless from and against all Losses (as defined herein) incurred by the Century Indemnified Parties resulting from or on account of a breach of any representation, warranty or covenant of CLG, EDG and the Shareholders made in this Agreement. "Losses" shall include any and all expenses, losses, costs, deficiencies, liabilities and damages, including, but not limited to, legal and professional fees and expenses suffered or incurred in any manner, including investigation and defense of claims. To the extent that the Shareholders are required to indemnify any of the Century Indemnified Parties hereunder, such indemnification shall be satisfied in cash and any Losses in excess of the cash received by the Shareholders hereunder shall be payable at Century's option in cash or Century Stock upon termination of the Lock-Up Agreements.

                  9.3 LIMIT OF LIABILITY. The Shareholders will be severally liable to the Century Indemnified Parties under this Agreement, for Losses of up to the aggregate of the Merger Consideration and Earn-out Payment (collectively, the "Limit"); provided, however, that Shareholders will not be liable for Losses hereunder rules and until a Loss or series thereof exceed(s) $66,667 (the "Basket"); and provided further that in the event of a Loss or series thereof exceed(s) the Basket, the Century Indemnified Parties will be entitled to be indemnified for all Losses up to the Limit (less the Basket) and further provided that the Century Indemnified Parties will have a right of set off against the Earn-out Payment in connection with any Losses incurred hereunder.

                  9.4 CONDITIONS OF INDEMNIFICATION. The respective obligations and liabilities of the indemnifying parties to the indemnified party under this Article will be subject to the following terms and conditions:

                           9.4.1 NOTICE. Within 15 days after receipt of notice
                  of commencement of any action or the assertion of any claim by a third party (but in any event at least 10 days preceding the date on which an answer or other pleading must be served in order to prevent a judgment by default in favor of the parties asserting the claim), the Century Indemnified Parties will give the Indemnifying Party written notice thereof, together with a copy of such claim, process or other legal pleading and the Indemnifying Party will have the right to undertake defense thereof, by representatives of his or her own choosing, that are reasonably satisfactory to the Century Indemnified Parties. Notwithstanding the Indemnifying Party's undertaking of such defense, the Century Indemnified Parties will have the right to engage its own counsel, at its own expense and participate in the defense of claims; provided, however that the Indemnifying Party will retain the right in its sole and absolute discretion to make all decisions with respect to the defense, settlement or compromise of such claim, provided that the indemnifying party remains liable for any payments due under any such settlement or compromise.

                           9.4.2 FAILURE TO ASSUME DEFENSE. If the Indemnifying
                  Party by the 15th day after receipt of notice of such claim (or if earlier by the 5th day preceding the day on which the answer or other pleading must be filed in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the indemnified party will (upon further notice to Indemnifying Party) have the right to undertake defense, compromise or settlement of such claim on behalf of and for the account and risk of the Indemnifying Party; provided however, that the Century Indemnified Parties will not settle or compromise such claim without the Indemnifying Party's consent, which consent will not be unreasonably withheld; and provided further, that the Indemnifying Party will have the right to assume the defense of such claim with counsel of its own choosing at any time prior to settlement, compromise or final termination thereof.

                           9.4.3 COOPERATION. In connection with any
                  indemnification, the indemnified party will cooperate with all reasonable requests of the indemnifying party, and will be reimbursed all its out of pocket expenses.


                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS
                            ------------------------

                  10.1 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified and supplemented only by a writing signed by Century, CLG, EDG and the Shareholders.

                  10.2 WAIVER OF COMPLIANCE. Any failure of Century, CLG, EDG or the Shareholders to comply with any obligation, covenant, agreement or condition herein contained may only be waived in writing by (i) Century in the case of any failure of CLG, EDG or the Shareholders or (ii) CLG, EDG and the Shareholders in the case of any failure of Century. Such waiver shall be effective only in the specific instance and for the specific purpose for which made or given.

                  10.3 EXPENSES. Each party will pay its own expenses incurred in connection with this Agreement or any transaction contemplated by this Agreement. The foregoing shall not be construed as limiting any other rights which any party may have as a result of misrepresentation of or breach by any other party.

                  10.4 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, or when mailed by certified or registered mail (return receipt requested), postage prepaid or when delivered by fax (evidenced by confirmation of successful transmission), as follows:

                  A. If to Century:

                  Century Business Services, Inc.
                  10055 Sweet Valley Drive
                  Valley View, Ohio  44125
                  Phone:  (216) 447-9000; Fax:  (216) 447-9137
                  Attn:  Keith W. Reeves, Senior Vice President

                  With a copy to:

                  Squire, Sanders & Dempsey L.L.P.
                  4900 Key Tower
                  127 Public Square
                  Cleveland, Ohio  44114-1304
                  (216) 479-8500
                  Attn:  M. Patricia Oliver, Esq.

or to such other person or place as Century shall designate by notice in the manner provided in this Section 10.4:

                  B. If to Shareholders, CLG or EDG:

                  The Continuous Learning Group, Inc.
                  Envision Development Group, Inc.
                  c/o Cherrington Corporate Center
                  Suite No. 130
                  Corapolis, PA 15108
                  (904) 273-4435
                  Attn:  Leslie A. Wilk Braksick, President

                  With a copy to:

                  Foley & Lardner
                  P.O. Box 240
                  The Greenleaf Building
                  200 Laura Street
                  Jacksonville, FL  32202-3510
                  (904) 359-8700
                  Attn:  Robert S. Bernstein, Esq.

or to such other person as the Shareholders shall designate by notice in the manner provided in this Section 10.4.

                  10.5 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of Century and its successors and assigns, and to Shareholders and their respective heirs and executors, as the case may be, but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by any of the parties without the prior written consent of all of the other parties.

                  10.6 THIRD PARTIES. This Agreement is not intended to and shall not be construed to give any person other than the parties hereto any interest or rights (including, without limitation, any third party beneficiary rights) with respect to or in connection with this Agreement or any provision contained herein or contemplated hereby.

                  10.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to principles of conflicts of laws. Century and the Shareholders hereby irrevocably submit to the jurisdiction of the courts of the State of Ohio, with venue in Cuyahoga County, over any dispute arising out of this Agreement and agree that all claims in respect of such dispute or proceeding shall be heard and determined in such court. Century and the Shareholders hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may have to the venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Century and the Shareholders hereby consent to process being served by them in any suit, action or proceeding by delivering it in the manner specified by the provisions of
Section 10.4 of this Agreement.

                  10.8 SEVERABILITY. The invalidity or unenforceability in whole or in part of any covenant, promise or undertaking, or any section, subsection, sentence, clause, phrase, word, or any of the provisions of this Agreement will not affect the validity or enforceability of the remaining portions of this Agreement. If for any reason, any provision is determined to be invalid or in conflict with any existing, or future law or regulation by a court or agency having valid jurisdiction, such will not impair the operation or have any other effect upon such other provisions of this Agreement as may remain otherwise valid, and the latter will continue to be given full force and effect and bind the parties hereto.

                  10.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  10.10 HEADINGS. The headings of the sections, schedules and articles of this Agreement are inserted for the sake of convenience only and shall not constitute a part hereof.

                  10.11 DISCLOSURES. Any disclosure in any Schedule to this Agreement will be deemed a disclosure for all purposes under this Agreement and shall be considered a disclosure under all other schedules of this Agreement; provided, however, that information in documents referenced in but not included as part of a schedule will not be deemed disclosure for purposes of this section and this Agreement.

                  10.12 KNOWLEDGE. Whenever a representation or warranty is made herein as being to the "best knowledge of" a party, it is understood that such persons have made or caused to be made (and the results thereof reported to them) an investigation which provides them with a reasonable basis upon which to determine the accuracy of such representation or warranty by personnel or representatives competent to determine the accuracy thereof.

                  10.13 ENTIRE AGREEMENT. This Agreement, including the schedules and exhibits, contains the entire understanding of the parties in respect of the subject matter contained herein and therein and there are no other terms or conditions, representations or warranties, written or oral, express or implied, except as set forth herein.


         [The remainder of this page has been intentionally left blank]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year above written.

CENTURY BUSINESS SERVICES, INC.

    By: /s/ Charles D. Hamm, Jr.
       ----------------------------------------------
          Charles D. Hamm, Jr., Senior Vice President
          and Chief Financial Officer

CLG ACQUISITION CORP.

    By: /s/ Keith W. Reeves
       ----------------------------------------------
          Keith W. Reeves, President

EDG ACQUISITION CORP.

    By: /s/ Keith W. Reeves
       ----------------------------------------------
          Keith W. Reeves, President

THE CONTINUOUS LEARNING GROUP, INC.

    By: /s/ Leslie A. Wilk Braksick
       ----------------------------------------------
          Leslie A. Wilk Braksick, President


ENVISION DEVELOPMENT GROUP, INC.

    By: /s/ Leslie A. Wilk Braksick
       ----------------------------------------------
          Leslie A. Wilk Braksick, President


SHAREHOLDERS OF THE CONTINUOUS LEARNING GROUP

          /s/ D. Larry Lemasters            /s/ Leslie A. Wilk Braksick
          ------------------------------    -----------------------------------
          D. Larry Lemasters                Leslie A. Wilk Braksick

          /s/ Julie M. Smith
          ------------------------------
          Julie M. Smith


SHAREHOLDERS OF ENVISION DEVELOPMENT GROUP, INC.


          /s/ D. Larry Lemasters            /s/ Leslie A. Wilk Braksick
          ------------------------------    -----------------------------------
          D. Larry Lemasters                Leslie A. Wilk Braksick


          /s/ Julie M. Smith                /s/ Royce H. Heiskell
          ------------------------------    -----------------------------------
          Julie M. Smith                    Royce H. Heiskell

          /s/ Thomas P. Wrenn
          ------------------------------
          Thomas P. Wrenn

ADDITIONAL SHAREHOLDERS OF THE CONTINUOUS LEARNING GROUP, INC.


    /s/ JOHN M. KEALEY
    ---------------------------------------
    JOHN M. KEALEY

    /s/ WILLIAM K. REDMON
    ---------------------------------------
    WILLIAM K. REDMON

    /s/ STEPHEN V. JACOBS
    ---------------------------------------
    STEPHEN V. JACOBS


ADDITIONAL SHAREHOLDER OF ENVISION DEVELOPMENT GROUP, INC.

    /s/ JOHN M. KEALEY
    ---------------------------------------
    JOHN M. KEALEY

                                    EXHIBIT A
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------



   ===================================== =================== ============================= ========================
                                                                       CLOSING                  CLOSING DATE
                                          NUMBER OF SHARES               DATE                      CENTURY
               SHAREHOLDERS                                              CASH                       STOCK
   ===================================== =================== ============================= ========================

                                                                                                            Shares
   ------------------------------------- ------------------- ----------------------------- ------------------------
                     CLG
   ------------------------------------- ------------------- ----------------------------- ------------------------
   D. Larry Lemasters                                 2,000                 $2,807,416.32                  251,149
   ------------------------------------- ------------------- ----------------------------- ------------------------
   Leslie A. Wilk Braksick                            2,000                 $2,807,416.32                  251,149
   ------------------------------------- ------------------- ----------------------------- ------------------------
   Julie M. Smith                                     2,000                 $2,807,416.32                  251,149
   ------------------------------------- ------------------- ----------------------------- ------------------------
   Stephen V. Jacobs                                      1                   $654,682.89                   57,764
   ------------------------------------- ------------------- ----------------------------- ------------------------
   John M. Kealey/CFOs, Inc.                              1                   $116,833.55                      -0-
   ------------------------------------- ------------------- ----------------------------- ------------------------
   William Redman                                         1                   $152,954.94                   13,494
   ------------------------------------- ------------------- ----------------------------- ------------------------
                     EDG
   ------------------------------------- ------------------- ----------------------------- ------------------------
   D. Larry Lemasters                                 2,000                   $274,872.29                   24,560
   ------------------------------------- ------------------- ----------------------------- ------------------------
   Leslie A. Wilk Braksick                            2,000                   $274,872.29                   24,560
   ------------------------------------- ------------------- ----------------------------- ------------------------
   Julie M. Smith                                     2,000                   $274,872.29                   24,560
   ------------------------------------- ------------------- ----------------------------- ------------------------
   Royce H. Heiskell                                    400                    $51,538.55                    4,605
   ------------------------------------- ------------------- ----------------------------- ------------------------
   Thomas P. Wrenn                                    1,200                   $154,615.66                   13,815
   ------------------------------------- ------------------- ----------------------------- ------------------------
   John M. Kealey/CFOs, Inc.                              1                    $13,047.68                      -0-
   --------------------------------------------------------------------------------------- ------------------------
     TOTAL                                                                 $10,390,539.10                  916,805
   ===================================== =================== ============================= ========================

                                    EXHIBIT B

                                EARN-OUT FORMULA


         1. GENERAL. In addition to the Merger Consideration payable to the Shareholders of CLG, EDG and MDI (collectively, the "Shareholders"), as set forth in each of the respective Agreements, up to $4,799,990 in cash and $7,200,010 in aggregate value of CENTURY Stock (i.e. 423,530 shares based upon an agreed price of $17.00 per share) (the "Earn-Out") is payable pursuant to an Earn-Out formula based on CLG, EDG and MDI (i.e., in each case, the surviving entities in the Mergers), achieving certain agreed upon consolidated, cumulative increases in earnings before income taxes during the three year period commencing February 1, 1998 (the "Earn-Out Period"). The Earn-Out will be distributable among the Shareholders on May 30, 2001, in accordance with the provisions of this Exhibit B. In the event the Earn-Out is earned by the Shareholders (in whole or in part), the Shareholders shall agree as to how to allocate the Earn-Out among themselves and shall advise CENTURY of such allocation in writing.

         2. CALCULATION OF EARNINGS BEFORE INCOME TAXES.

         (a) The independent auditors regularly employed by CENTURY shall conduct an audit of the financial statements (which will be prepared in accordance with generally accepted accounting principles on a consolidated basis with appropriate intercompany eliminations) of CLG, EDG and MDI for each of the calendar years 1997, 1998, 1999, and 2000 and the month of January, 2001. Such audit shall be conducted in accordance with generally accepted auditing standards. In connection therewith, the auditors shall prepare a report (the "Report") setting forth the consolidated earnings before income taxes ("EBIT") of CLG and EDG and of MDI for each twelve (12) month period, and adding back purchase price goodwill amortization of the acquisitions of CLG, EDG and MDI and any other overhead or charges (other than charges that would have normally been incurred in the ordinary course of business, which shall be passed through at cost) from CENTURY. It is understood and agreed that services provided by CLG, EDG and MDI to Century will be rendered at market rates (less a 50% discount) and 50% of the service fees will be included in EBIT during each twelve (12) month period in the Earnout Period. It is further understood and agreed that CLG, EDG and/or MDI, as applicable, will accrue certain expenses as of January 31, 1998, in connection with the closing of these transactions with respect to payments made to John M. Kealey, Stephen V. Jacobs and William K. Redmon.

         (b) Earnings before income taxes from any acquisition of a business by CLG, EDG and/or MDI (an "Acquired Business") shall be included in (or subtracted from, as the case may be) the CLG, EDG and MDI consolidated EBIT only after CENTURY has been repaid an amount equal to 20% in annualized return on all cash and the face value (as of the date of pricing of the acquisition) of all common stock used in such acquisition(s).

         (c) The Report shall be delivered simultaneously to (i) D. Larry Lemasters (the "Shareholder Representative") and (ii) a representative of CENTURY and shall be final, binding and conclusive upon the parties unless the CENTURY representative or the Shareholders' Representative notifies the other in writing of an objection within five (5) days after delivery of the Report. In that event, the CENTURY representative and the Shareholder Representative shall, in good faith, attempt to settle the objection. If settlement cannot be achieved within a fifteen (15) day period, the matter shall be submitted to a mutually agreed upon independent accounting firm, which shall render a final and binding decision with respect to specific items in dispute within ten (10) days. The Shareholders agree to indemnify and hold CENTURY harmless in connection with any disputes between or among the Shareholders in connection with the Earn-Out determination or the allocation or distribution thereof.

         3.       CALCULATION OF EARN-OUT

         The determination of the amount of the Earn-Out payable to the Shareholders shall be calculated by the CENTURY representative and the Shareholder Representative on the basis of the Report, as follows:

         (a) If the consolidated EBIT of CLG, EDG and MDI for each of the twelve month periods in the Earn-Out Period exceeds the consolidated EBIT for the immediately preceding twelve month period by at least 25% per annum compounded, then the Shareholders will be entitled to receive the maximum Earn-Out (which in no event shall exceed, in the aggregate, $4,799,990 in cash and 423,530 shares of CENTURY Stock). Based upon 1997 consolidated EBIT of $7,710,586, the 25% twelve month EBIT growth specified above will be considered to have been achieved if the targeted consolidated EBITS set forth in 4(i) below are reached. It is understood and agreed that any excess EBIT (i.e. any amount above the 25% twelve month EBIT growth level set forth above) may be applied to make up a deficiency in any other period in the Earn-Out Period in which 25% twelve month EBIT growth was not achieved and that any such excess EBIT shall be for the benefit of CENTURY and shall not result in the payment of any additional Earn-Out.

         (b) In the event that there is any shortage in CLG, EDG and MDI consolidated EBIT for any twelve month period in the Earn-Out Period (i.e. below the 25% twelve month EBIT growth level specified above), the Earn-Out will be earned by the Shareholders on a prorata basis based upon the amount by which the actual combined cumulative EBIT of CLG, EDG and MDI during the Earn-Out Period exceeds the cumulative base EBIT established using the 1997 combined EBIT of CLG and EDG and MDI on a consolidated basis. (See Illustration below).

         4.       ILLUSTRATION OF EARN-OUT CALCULATION

         (i) Based on 1997 consolidated EBIT of $7,710,586, CLG, EDG and MDI target consolidated EBIT shall be as follows: $9,638,232 for the twelve month period ending January 31, 1999, $12,047,790 for the twelve month period ending January 31, 2000 and $15,059,738 for the twelve month period ending January 31, 2001, for a total of $36,745,885 in target cumulative EBIT ("Target Cumulative EBIT")

         (ii) 1997 Base EBIT is $7,710,586 x Earn-Out Period (i.e., 3 years) = $23,131,758 ("Base Cumulative EBIT")

         (iii)    Target Cumulative EBIT - Base Cumulative EBIT = X; $36,745,885
                  - $23,131,758 = $13,614,127; X = $13,614,127

         (iv) Actual Combined Cumulative EBIT - Base Cumulative EBIT (i.e. $23,131,758) = Y

         (v) (Y/X) x % = the Percentage of the Earn-Out earned by the Shareholders (of which 40% will be paid in cash and 60% will be paid in CENTURY Stock and which can be no greater than 100%)

Forexample:       Assume Actual Combined Cumulative EBIT of CLG, EDG and MDI =
                  $29,938,822

                  (Actual)                  (Base)
                  $29,938,822 - $23,131,758 = Y

                  Y = $ 6,807,064
                      -----------
                  X = $13,614,127

                  $ 6,807,064
                  -----------
                  $13,614,127 x % = 50% of Earn-Out is payable to the Shareholders

50% of Earn-Out is comprised of $2,399,995 ($4,799,990 x .5) in cash and 211,176
(423,530 x .5) shares of CENTURY Stock to be allocated among the Shareholders.